EXHIBIT 10.25


                       EMPLOYMENT AND CONSULTING AGREEMENT



         AGREEMENT   made  as  of  February  4,  1996  by  and  between   ECKERD
CORPORATION, a Delaware corporation (the "Company") and STEWART TURLEY, residing at 401 St. Andrews Drive, Belleair, Florida 34616 ("Turley").

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to employ Turley and to engage him as a consultant to the Company and Turley is willing to accept employment by the Company and to render consulting services to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  I. EMPLOYMENT

         1.       Employment.

                  Upon  the  terms  and  subject  to  the   conditions  of  this
Agreement,   the  Company  hereby  employs  Turley  and  Turley  hereby  accepts employment by the Company in the capacity hereinafter set forth.

         2.       Term of Employment.

                  The term of Turley's employment by the Company under this Agreement shall commence on February 4, 1996 and shall continue through January 31, 1998, subject to termination as provided in Section 14 hereof (the "Employment Period").

         3.       Duties; Extent of Services.

                  (a) During the Employment Period, Turley shall serve as the Chairman of the Board of the Company or in such other executive capacity as shall be determined from time to time by agreement between Turley and the Board of Directors of the Company and shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person in such position in the business in which the Company is engaged.

                  (b) Except as otherwise provided herein and except for illness, permitted vacation periods and permitted leaves of absence during the Employment Period, Turley shall (i) devote such time and attention during normal business hours to the business of the Company and its subsidiaries as Turley and the Company shall agree; (ii) use his efforts to promote the Company's and its subsidiaries' interest; and (iii) discharge such other and further executive and administrative duties as may be reasonably assigned to him by the Board of Directors of the Company and its subsidiaries.

         4.       Compensation.

                  (a) In consideration of the services rendered by Turley as an employee under this Agreement, the Company shall pay Turley a base annual salary (the "Base Salary") in the amount of Six Hundred Fifty Thousand Dollars ($650,000) payable monthly on the fifteenth (15th) of each month during the Employment Period.

                  (b) During the Employment Period, as additional compensation for his services and as a further incentive and inducement to Turley to accept employment by the Company and to devote his efforts to the business and affairs of the Company and its subsidiaries, Turley shall be entitled to participate in the Company's Executive Three Year Bonus Plan (or any bonus plan replacing such plan). Turley's participation in the Company's Key Management Bonus Plan shall terminate on February 3, 1996, although the Board of Directors may, in its discretion, pay additional bonuses to Turley during the Employment Period.

                  (c) The Company agrees that Turley shall be entitled to defer some portion or all of his Base Salary for any calendar year in accordance with the provisions of the Company's Executive Deferred Compensation Plan as adopted by the Board of Directors.

         5.       Fringe Benefits.

                  In addition to the compensation provided in Section 4 above, during the Employment Period Turley shall be entitled to the following benefits:

                  (a) Turley shall be entitled to paid vacation time annually in accordance with the Company policy as determined by the Board of Directors.

                  (b) Turley shall be entitled to participate in all employee benefit programs now or hereafter maintained by the Company for executive personnel for which he is eligible, including, without limitation, group life insurance, short and long-term disability, profit sharing, pension, automobile allowance or leasing, stock option (subject to approval by the Board of Directors), supplemental retirement income (subject to approval by the Board of Directors), hospitalization and medical and dental reimbursement plan or program, his participation in such programs to be based upon the applicable provisions of such programs as they may exist from time to time.


                                 II. CONSULTING

         6.       Consultant.

                  Upon  the  terms  and  subject  to  the   conditions  of  this
Agreement, the Company hereby agrees to retain Turley, and Turley hereby agrees to serve the Company, as a consultant.

         7.       Term of Consultant Relationship.

                  The term of Turley's retention as a consultant to the Company shall commence on February 1, 1998 and shall continue through February 3, 2001, subject to termination as provided in Section 13 hereof (the "Consulting Period") (the Employment Period and the Consulting Period are collectively referred to herein as the "Contract Period").

         8.       Duties; Extent of Service.

                  During the Consulting Period, Turley shall serve as a consultant to the Company and its subsidiaries to act in an advisory capacity thereto. Turley shall furnish such consulting services as may be reasonably requested of him from time to time during the Consulting Period as are commensurate with his knowledge, ability and experience, provided that he shall not be called upon to render such services more than fifty (50) days during any fiscal year of the Company during the Consulting Period. Turley shall be available to advise and counsel the Company and its subsidiaries at such reasonable times and locations as may be agreed upon from time to time by Turley and the Board of Directors or Chief Executive Officer of the Company.

         9.       Compensation.

                  In consideration of the consulting services rendered by Turley under this Agreement, the Company shall pay Turley an annual consulting fee (the "Consulting Fee") in the amount of Three Hundred Twenty-Five Thousand Dollars ($325,000) payable monthly on the fifteenth (15th) of each month during the Consulting Period.

         10.      Fringe Benefits.

                  In addition to the compensation provided in Section 9 above, during the Consulting Period Turley shall be entitled to participate in the same life insurance and hospitalization and medical and dental reimbursement plan or programs that he participates in during the Employment Period.


         11.      Consultant Relationship.

                  During the Consulting Period, Turley shall be an independent contractor and, except as provided in Section 10 above or as otherwise provided by the Board of Directors, shall not be entitled to participate in any pension, profit sharing, stock purchase or option plan, or any plan of life, disability or heath insurance or incentive compensation plan or any other employee benefit plan or program of the Company. During the Consulting Period, Turley shall be responsible for payment of all taxes, including Federal, state and local taxes arising out of activities engaged in during the Consulting Period, including but not limited to all federal and state income tax, social security tax, unemployment insurance taxes and any other applicable taxes.

                                  III. GENERAL

         12.      Expenses.

                  The Company shall pay or reimburse Turley for all reasonable expenses reasonably incurred or paid by him in connection with the performance of his duties under this Agreement (whether as an employee or as a consultant) upon presentation of expense statements or vouchers and such other supporting documentation as the Company may from time to time reasonably request.

         13.      Benefits Payable Upon Disability or Death.

                  (a) In the event of the disability (as hereinafter defined) of Turley during the Contract Period, the Company shall continue to pay Turley the applicable compensation provided in Section 4 or Section 9 hereof (as the case may be) during the period of his disability or earlier termination hereof; provided, however, that in the event Turley is disabled for a continuous period exceeding six (6) consecutive calendar months, the Company may, at its election, terminate this Agreement at the close of business on the date thirty (30) days after the Company shall have delivered a written notice of such election to Turley, in which event Turley shall be entitled to (i) receive benefits under the Company's Long Term Disability Plan as such plan may exist as of the date of termination of this Agreement (provided that he is then participating in such plan), and (ii) promptly receive a lump sum payment equal to the amount of Base Salary or Consulting Fee, or both, as the case may be, that would otherwise have been payable to him during the remainder of the Contract Period pursuant to this Agreement.

                  As used in this Agreement, the term "disability" shall mean the inability of Turley due to illness or physical or mental infirmity to perform his duties under this Agreement as determined by a physician selected by Turley and acceptable to the Company.

                  (b) During the period Turley shall be entitled to receive monthly payments under Section 13(a) above, to the extent that he is physically and mentally able to do so, he shall, upon the request of the Company, furnish information and assistance to the Company, and, in addition, upon reasonable request of Chief Executive Officer or the Board of Directors, he shall make himself available to the Company to undertake reasonable assignments consistent with the dignity, importance and scope of his position and his physical and mental health.

                  (c) In the event of the death of Turley during the Contract Period, the Company shall pay, or cause to be paid, to Turley's designated beneficiary or beneficiaries or estate or legal representatives: (i) the payment due pursuant to the terms of the group term insurance policies together with such other death benefits as may be payable under the Company's benefit plans which he then participates in, and (ii) a lump sum payment equal to the amount of Base Salary or Consulting Fee, or both, as the case may be, that would otherwise have been payable to him during the remainder of the Contract Period pursuant to this Agreement.

         14.      Termination.

                  (a) Except as otherwise provided in subsection (c) and (d) hereof, this Agreement and the Company's contractual relationship with Turley hereunder shall terminate upon the earliest to occur of the dates specified below:

                  (i) the close of business on the date that is the last day of the Contract Period;

                  (ii) the close of business on the date of death of Turley;

                  (iii) the close of business on the date the Company delivers to Turley a written notice of its election to terminate this Agreement for "Cause" (as defined in paragraph (b) below);

                  (iv) the close of business on the date thirty (30) days after the Company shall have delivered to Turley a written notice of its intention to terminate this Agreement because the Board of Directors has determined that such termination is in the best interests of the Company and such termination is not for cause, death, or disability; or

                  (v) the close of business on the date of a termination by the Company pursuant to Section 13(a) hereof; or

                  (vi) the close of business on the date on which Turley terminates this Agreement other than pursuant to Section 17(c) hereof.

                  (b) For purposes of this Agreement, the term "Cause" shall mean: (i) Turley's conviction (which, through lapse of time or otherwise, is not subject to appeal) of, or a plea of guilty or nolo contendre to, any crime or offense which constitutes a felony in the jurisdiction involved or involves moral turpitude, (ii) the commission of an act of fraud, embezzlement or intentional dishonesty against the Company or any of its subsidiaries, (iii) a breach of this Agreement by Turley, or (iv) breach of fiduciary duty resulting in injury to the Company or its subsidiaries.

                  (c) For purposes hereof, upon termination of this Agreement as provided in Section 14(a)(i)-(vi), all obligations and liabilities of the parties hereto shall cease and be of no effect except for those liabilities and obligations provided for in Section 13, 15 and 16 hereof.

                  (d) For purposes of clause (iv) of Section 14(a) above, Turley shall be relieved of his duties and shall vacate his office and the Company's premises on the date of receipt of the notice required by such clause unless requested by the Company to remain in the active employment of, or as a consultant to, the Company during such period between the receipt of notice and the effective date of termination.

         15.      Payments to Employee Upon Termination.

                  (a) Upon the termination of this Agreement by the Company in accordance with clause (iv) of Section 14(a) of this Agreement, the Company shall pay to Turley, or in the event of his subsequent death, to his beneficiary or beneficiaries or his estate or legal representative, as severance pay (i) a lump sum payment equal to the amount of Base Salary or Consulting Fee, or both, as the case may be, that would otherwise have been payable to him during the remainder of the Contract Period pursuant to this Agreement, plus (ii) if the termination occurs during the Employment Period, subject to the terms and provisions of the Executive Three Year Bonus Plan, a pro rata portion of any bonus compensation payable to Turley under the Company's Executive Three Year Bonus Plan.

                  (b) Upon the termination of this Agreement  pursuant to clause
(iv) of Section 14(a) of this Agreement during the Employment Period, the Company shall at its expense continue on behalf of Turley the following benefits: life insurance, short and long-term disability insurance, hospitalization insurance and medical and dental reimbursement plan insurance. The coverage of any such insurance provided by the Company hereunder shall be no less favorable to Turley, in terms of amounts and deductibles, than the coverage provided under the benefit programs maintained by the Company from time to time for the Company's executives. The Company's obligation hereunder with respect to each of the foregoing benefit plans shall terminate upon the earlier of the end of the Severance Period or the date Turley obtains any such benefits pursuant to a subsequent employer's benefit plans.

                  (c) Benefits pursuant to the Company's Profit Sharing and Pension Plans (and such other plans in which Employee participates) shall be payable to Turley in accordance with the terms of such Plans.

                  (d) For purposes of this Agreement, the Severance Period shall mean eighteen (18) months.

                  (e) Turley further acknowledges that as a condition precedent to receiving any benefits under this Agreement, Turley shall complete, execute and deliver to the Company at the time of the termination of this Agreement a Release in the form of Exhibit "A" hereto which releases any and all claims that Turley may have against the Company as of the date of termination arising under federal, state, local or common law.

         16.      Covenants of Turley.

                  (a) Turley agrees that during the Contract Period and for a period of time equal to (i) one year in the event of a termination of this Agreement in accordance with clause (iii) of Section 14(a); (ii) two years in the event of a termination of this Agreement in accordance with Section 13(a); or (iii) the Severance Period in the event of a termination of this Agreement in accordance with clause (iv) of Section 14(a) or in the event of a termination under any other circumstance, he will not, directly or indirectly, engage, assist or participate in, whether as a director, officer, employee, agent, manager, consultant, partner, owner or independent contractor or other participant, any business, firm, corporation, partnership, enterprise or organization that competes with the business engaged or hereafter engaged in by the Company or any of its subsidiaries (including, but not limited to, the operation of retail drug stores in which prescription drugs are sold, the sale of photofinishing products or services, the mail order pharmacy business, and/or the pharmacy benefits management business) in the Company's or such subsidiaries' trade areas (for purposes hereof "trade areas" shall mean any county in any state of the United States in which retail drug stores operated by the Company and its subsidiaries are located or in which services are provided by the Company or its subsidiaries). Nothing contained herein shall prevent Turley from acquiring less than 2% of any class of outstanding securities of any Company that has any of its securities listed on a national securities exchange or traded in the over-the-counter market.

                  (b) Turley agrees that during the Contract Period and for a period of two years after the termination of this Agreement for any reason, he will not directly induce or solicit any person employed or hereafter employed by the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries.

                  (c) Turley agrees and acknowledges that the Confidential Information of the Company and its subsidiaries (as hereinafter defined) is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. Based on the foregoing, Turley agrees to undertake the following obligations with respect to such Confidential Information:

                  (i) Turley agrees to keep any and all Confidential Information in trust for the use and benefit of the Company;

                  (ii) Turley agrees that, except as required by Turley's duties or authorized in writing by the Company and its subsidiaries or required by applicable law, he will not at any time during and for a period of five (5) years after the termination of this Agreement, disclose, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries.

                  (iii) Turley agrees to take all reasonable steps necessary, or reasonably requested by the Company and its subsidiaries, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company and its subsidiaries; and

                  (iv) Turley agrees that, upon termination of this Agreement by the Company or any of its subsidiaries or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. Turley further agrees that, if requested by the Company to return any Confidential Information pursuant to this Subsection
(iv), he will not make or retain any copy or extract from such materials.

                  For purposes of this Section 16(c), Confidential Information means any and all information developed by or for the Company or any of its subsidiaries of which Turley gained knowledge by reason of his employment by (or consultant relationship with) the Company or any of its subsidiaries prior to the date hereof or his employment under this Agreement that is not generally known in any industry in which the Company is or may become engaged. Confidential Information includes, but is not limited to, any and all information developed by or for the Company concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company, its subsidiaries, suppliers and customers with which the Company had dealt prior to Turley's termination of this Agreement, plans for development of new products, services and expansion into new areas or markets, internal operations, and any trade secrets and proprietary information of any type owned by the Company and its subsidiaries, together with all written, graphic and other materials relating to all or any part of the same.

         17.      Change of Control

                  (a) Definition of Change of Control. No benefits shall be payable under this Section 17 unless there shall have been a Change of Control, as set forth below, and this Agreement shall thereafter have been terminated in accordance with Section 17(b) below. As used herein, the term "Change of Control" shall mean:

                  (i) the acquisition by any individual, firm, corporation or other entity or any group of individuals, firms, corporations or other entities acting in concert ("Person") together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act") of such Person of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act) of more than 25% of the outstanding shares of voting stock of the Company;

                  (ii) any change in the composition of the Board of Directors of the Company resulting in members of the Board on the date hereof (or such other persons who are elected by, or on the recommendation of, a majority of such members or other persons who had been elected by, or on the recommendation of, a majority of such members) ("Continuing Directors") ceasing to constitute a majority of the Board of Directors; or

                  (iii) any other event determined by a majority of the Board of Directors of the Company to constitute a Change of Control.

                  (b) Termination Following Change of Control. If any of the events described in Section 17(a) above constituting a Change of Control shall have occurred, Turley shall be entitled to the benefits provided in Section 17(e) hereof upon the subsequent termination of employment during the time period referred to in Section 17(e) hereof if such termination is (i) by the Company pursuant to Subsections 14(a)(iv) or (v) hereof or (ii) by Turley for Good Reason.

                  (c)      Definition of Good Reason.

                  (A) Turley shall be entitled to terminate for Good Reason. For purposes of this Agreement, "Good Reason" shall without Turley's express written consent, mean, following a Change of Control:

                  (1) the assignment to Turley of any duties inconsistent with Turley's status as a senior executive officer of, or consultant to, the Company or a substantial alteration in the nature or status of Turley's responsibilities from those in effect immediately prior to a Change of Control; or an adverse and substantial alteration in Turley's reporting responsibilities, title or offices as in effect immediately prior to a Change of Control or any removal of Turley from or failure to reelect Turley to any such positions except in connection with the termination of this Agreement for Disability or Cause or as a result of death or by Turley other than for Good Reason;

                  (2) a reduction by the Company in Turley's annual Base Salary as in effect on the date hereof during the Employment Period or in the Consulting Fee during the Consulting Period;

                  (3) any material breach by the Company of any provision of this Agreement; or

                  (4) any purported termination of this Agreement which is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 17(d) below and, for purposes of this Agreement, no such purported termination shall be effective.

                  (B) Turley's right to terminate his employment pursuant to this Subsection 17(c) shall not be affected by Turley's incapacity due to physical or mental illness.

                  (d) Notice of Termination. Any purported termination by the Company or by Turley shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 19 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

                  (e) Compensation for Termination. If this Agreement shall be terminated by the Company within two years after a Change of Control but prior to the end of the Contract Period (a) by the Company pursuant to Subsections
(14)(a)(iv) or (v), or (b) by Turley for Good Reason, then:

                  (i) within five (5) days of the date of such termination, the Company shall pay Turley a single severance payment in cash in an amount equal to the amount of Base Salary or Consulting Fee, or both, as the case may be, that would otherwise have been payable to him during the remainder of the Contract Period pursuant to this Agreement plus, if such termination occurs during the Employment Period, a lump sum payment equal to two (2) times the amount of Turley's Base Salary, plus (x) if the termination occurs during the Employment Period, all accrued but unpaid Base Salary and a pro rata amount of the bonus payable pursuant to Section 4 hereof through the date of termination, or (y) if the termination occurs during the Consulting Period, all accrued but unpaid amounts of the Consulting Fee;

                  (ii) for a period of two (2) years after a termination that occurs during the Employment Period, the Company shall at its expense continue on behalf of Turley the benefits described in Section 15(b) of this Agreement; and

                  (iii) any restrictions on any outstanding incentive awards (including, but not limited to, restricted stock) granted to Turley under any of the Company's benefit plans or otherwise shall lapse and such incentive awards shall become 100% vested.

                  (f) Mitigation. Turley shall not be required to mitigate the amount of any payment provided for in this Section 17 by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for in this Section 17 be reduced by any compensation earned by Turley as the result of employment by another employer or by retirement benefits after the date of termination or otherwise.

                  (g) Compensation Election. If Turley receives compensation pursuant to this Section 17, Turley shall not be entitled to any other benefits hereunder, other than that referred to in subsection (e) above, the receipt of any compensation which Turley had earned but previously elected to defer receipt of and the right to exercise options in accordance with the terms of the Company's Stock Option Plans under which such options were granted.

                  (h) Excise Tax Payment. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to Turley or for this benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment or consulting with the Company or a Change in Control of the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Turley with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Turley will be entitled to immediately receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Turley of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of Turley's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, Turley retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         18.      Successors and Assigns.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of this Company (including this Agreement) whether by operation of law or otherwise.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable by Turley, his beneficiaries, or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 18 shall preclude (i) Turley from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Turley or his estate from assigning any rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of Turley.

                  (c) After a Change of Control, the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation of otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle Turley to compensation from the Company in the same amount and on the same terms as Turley would be entitled hereunder if Turley terminated employment for Good Reason except that, for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         19.      Notices.

                  Any notice required or permitted by this Agreement shall be given by registered or certified mail, return receipt requested, addressed to the Company at its then principal office, or to Turley at his address specified on page 1 of this Agreement, or to either party hereto at such other address or addresses as he or it may from time to time specify for such purposes in a notice similarly given.

         20.      Governing Law; Litigation; Expenses.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the conflicts of law principles thereof.

                  (b) Turley and the Company hereby agree that the courts of the State of Florida shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising therefrom. Each of Turley and the Company expressly submits and consents in advance to such jurisdiction in any action commenced in such courts hereby waiving personal service of the summons and complaint or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to the Company at its then principal office or to Turley at his address specified on page 1 of this Agreement, or to either party hereto at such other addresses as it or he from time to time specify to the other party in writing for such purpose. The exclusive choice of forum set forth in this Section 20 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.


                  (c) All costs and expenses (including attorneys' fees) incurred in connection with any litigation relating to a claim or dispute pertaining to this Agreement shall be paid by the party incurring such expenses, except if the claim or dispute pertains to the enforcement of Section 17 hereof, in which case the prevailing party shall be entitled to an award of such costs and expenses from the non-prevailing party.

                  (d) Nothing contained in this Section 20 shall be deemed to limit the Company's obligation to indemnify Turley to the fullest extent permitted by applicable law in respect of any actions, claims or proceedings which are based upon acts or omissions of Turley related to the performance of his duties hereunder to the extent he would have otherwise been entitled to indemnification under the by-laws or charter of the Company or any of its subsidiaries or to the extent to which indemnification is to be paid to officers and directors as a matter of law.

         21.      Entire Agreement.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes any and all other agreements and understandings, whether written, oral or otherwise, with respect to the subject matter hereof and all of such other agreements and understandings shall be of no force or effect. Nothing contained in this Agreement shall in any way limit any benefits that Turley shall otherwise be entitled to under the Company's profit sharing or pension plans or other employee benefit plans that Turley participated or participates in either prior to or after the date hereof. No modification of this Agreement shall be valid unless in writing and signed by the parties hereto. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition of this Agreement.

         22.      Severability.

                  If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         23.      Injunctive Relief.

                  (a) Turley acknowledges and agrees that the covenants and obligations contained in Sections 16(a), 16(b) and 16(c) of this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms of such Sections will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, Turley agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Turley from committing any violation of the covenants and obligations set forth in Sections 16(a), 16(b) and 16(c) hereof.

                  (b) The Company's rights and remedies under this Section 23 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with the foregoing provision of this
Section 23, Turley represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

         24.      Withholding Taxes.

                  The Company may deduct from any payments to be made hereunder any federal, state or local withholding or other taxes which the Company determines it is required to deduct under applicable law.

         25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day, month and year first written above.


ECKERD CORPORATION                                   TURLEY


By: /s/ James M. Santo                               /s/ Stewart Turley
     Name:  James M. Santo                           Stewart Turley
     Its:  Executive Vice President


a: turley